UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 26, 2017

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2017, the Registrant’s Board of Directors appointed Michael Rinaldo, Vice President - Controller, as the principal accounting officer of the Registrant. John S. Barresi, who has served as the Registrant’s principal accounting officer since 2013, has assumed the role of Vice President - Global Business Transformation. Prior to joining the Registrant in June 2017, Mr. Rinaldo, 46, a certified public accountant, served as Vice President & Controller at Vince Holding Corp. (“Vince”) from April 2016 to May 2017. Prior to joining Vince, Mr. Rinaldo held positions of increasing responsibility at Kate Spade & Company (formerly Liz Claiborne, Inc.) from 2007 until 2016, including the position of Vice President - Corporate Controller and Chief Accounting Officer from 2012 to 2016.

In connection with his appointment as principal accounting officer, on July 20, 2017, Mr. Rinaldo received an equity grant consisting of restricted stock units with respect to the Registrant’s common stock with an aggregate value on the grant date of $125,000, which grant will (i) vest in equal annual installments on the first four anniversaries of the grant date and (ii) be subject to substantially similar terms and conditions as the equity awards granted to other officers of the Registrant as described in the Registrant’s most recent Proxy Statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: July 26, 2017